SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant ☐

      Check the appropriate box:

      ☐ Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

      ☒ Definitive Proxy Statement

      ☐ Definitive Additional Materials

      ☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Metrocall Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

Metrocall Holdings, Inc.

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      ☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

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      (4) Date Filed:

April 7, 2003

Dear Stockholder:

      On behalf of the Board of Directors and employees of Metrocall Holdings, Inc., I cordially invite you to attend the 2003 Annual Meeting of the Stockholders of Metrocall Holdings, Inc. We will hold the Annual Meeting on Wednesday, May 7, 2003 at 9:00 a.m. eastern daylight savings time at The Sheraton Suites — Alexandria, located at 801 North Saint Asaph Street, Alexandria, Virginia 22314.

      Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of the Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about Metrocall Holdings, Inc.

      Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

Sincerely,

Royce Yudkoff
Chairman of the Board

YOUR VOTE IS IMPORTANT.

Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.

If you have any questions about voting your shares, please contact

Tim Dietz, at (703) 660-6677 extension 6231 or DietzT@metrocall.com.

METROCALL HOLDINGS, INC.

6677 Richmond Highway
Alexandria, Virginia 22306
(703) 660-6677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 7, 2003

Time:	9:00 a.m. eastern daylight savings time

Location:	Sheraton Suites — Alexandria 801 North Saint Asaph Street Alexandria, Virginia 22314

Dear Stockholders:

      At the 2003 Annual Meeting of the Stockholders, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the Annual Meeting.

1.	Election of five directors.

2.	Approval of the Metrocall Holdings, Inc. 2003 Stock Option Plan.

3.	Amendment of Metrocall’s Certificate of Incorporation to modify the procedures to be followed for a transfer of shares of Metrocall common stock or preferred stock.

4.	Ratification of the Board’s selection of Ernst & Young LLP as Metrocall’s independent public accountants for the fiscal year ending December 31, 2003.

      Only stockholders of record at the close of business on February 27, 2003 will be able to vote their shares at the Annual Meeting.

By Order of the Board of Directors

Royce Yudkoff
Chairman of the Board

Alexandria, Virginia

April 7, 2003

Your vote at the Annual Meeting is Important.

      Please indicate your vote on the enclosed proxy and return it in the enclosed envelope as soon as possible, even if you plan to attend the meeting. If you attend the meeting, you will be able to withdraw your proxy and vote in person.

      If you have questions about voting your shares, please contact Tim Dietz, Director of Corporate Communications and Investor Relations, at (703) 660-6677 extension 6231 or at dietz@metrocall.com.

April 7, 2003

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2003

       This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2003 Annual Meeting of the Stockholders of Metrocall Holdings, Inc. (“Metrocall”). The Annual Meeting will be held on Wednesday, May 7, 2003, at 9:00 a.m. eastern daylight savings time at The Sheraton Suites — Alexandria, located at 801 North Saint Asaph Street, Alexandria, Virginia 22314.

      This Proxy Statement provides information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting and other relevant information.

      On April 7, 2003, we began mailing information to people who, according to our records, owned shares of Metrocall’s common or preferred stock at the close of business on February 27, 2003.

FORWARD-LOOKING STATEMENTS

       This Proxy Statement contains forward-looking statements that involve risks and uncertainties. When used in this Proxy Statement, the words “believe,” “intend,” “may,” “will” and “expect” and similar expressions as they relate to Metrocall or Metrocall’s management are intended to identify such forward-looking statements. Metrocall undertakes no obligation to revise these forward-looking statements to reflect any future events or circumstances. Metrocall’s actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, among others, those discussed under the heading “Factors Affecting Future Operating Results” included within “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Metrocall’s Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this Proxy Statement.

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INFORMATION ABOUT THE 2003 ANNUAL MEETING AND VOTING

       The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals. You are invited to attend the Annual Meeting and vote your shares directly. If you do not attend the Annual Meeting, you may vote by proxy, which allows you to direct another person to vote your shares at the Annual Meeting on your behalf.

The Annual Meeting

      Metrocall will hold the Annual Meeting on Wednesday, May 7, 2003, at 9:00 a.m. eastern daylight savings time at The Sheraton Suites — Alexandria, located at 801 North Saint Asaph Street, Alexandria, Virginia 22314.

This Proxy Solicitation

      This solicitation contains two parts: the proxy card and this Proxy Statement. The proxy card is the means by which you authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information on the proposals and other matters that you may find useful in determining how to vote. On April 7, 2003, Metrocall began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of Metrocall’s common stock or preferred stock at the close of business on February 27, 2003.

      Metrocall will pay for soliciting these proxies. Metrocall’s directors, officers and employees may solicit proxies in person or by telephone, mail, facsimile or otherwise but they will not receive additional compensation for their services. Metrocall has also retained Georgeson Shareholder to assist in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $6,500, plus reasonable out-of-pocket expenses. Metrocall will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of stock held by record by them.

How To Vote Your Shares

      Holders of Metrocall’s common stock are entitled to cast votes equal to an aggregate of 5% and holders of Metrocall’s Series A preferred stock are entitled to cast votes equal to an aggregate of 95%, in each case of the votes which would be cast if all holders of all classes of Metrocall’s equity voted. You are entitled to cast the number of votes equal to your pro rata portion of all votes to be cast by the holders of shares of common stock and/or preferred stock, as applicable. The number of shares you own and your pro rata portion of all votes to be cast, which you may vote at the Annual Meeting, is listed on the enclosed proxy card. You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Metrocall will have ballots for voting in person available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card following the instructions on the proxy card. By completing and returning the proxy card, you will direct the persons designated on the proxy card (those persons are known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. Royce Yudkoff and George Z. Moratis will serve as proxies for the Annual Meeting.

      If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return the proxy card before the Annual Meeting. If you complete all of the proxy card except the voting instructions, the designated proxies will vote your shares FOR each of the four proposals. If any nominee for election to the Board is unable to serve as director, which is not anticipated, or if any other matters properly come before the meeting, the designated proxies will vote your shares in accordance with their best judgment.

How To Revoke Your Proxy

      You may revoke your proxy at any time before it is voted by any of the following means:

•	Notifying Metrocall’s secretary in writing that you wish to revoke your proxy.

•	Submitting a proxy dated later than your original proxy.

•	Attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must obtain a ballot and vote your shares to revoke the proxy.

Vote Required For Approval

Proposal 1: Election of Five Directors	The five nominees who receive the most votes will be elected. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either for or against the nominee. If you hold your shares with a broker and do not instruct your broker how to vote, your broker has authority to vote on this proposal in favor of the Board’s nominees.
Proposal 2: Approval of the Metrocall Holdings, Inc. 2003 Stock Option Plan	Proposal 2 requires that the affirmative vote of a majority of the votes represented and entitled to vote be cast for the proposal. If you abstain from voting, it will have the same effect as votes cast against the proposal. Broker non-votes have the same effect as votes cast against the proposal. (A broker non-vote can occur if you hold your shares with a broker and are asked to instruct your broker how to vote your shares. If you do not instruct your broker how to vote, your broker will not be able to vote for or against a proposal. If your broker returns a proxy card for your shares without any voting instructions, your shares will be counted as “broker non-vote” shares.)
Proposal 3: Amendment of Certificate of Incorporation	Proposal 3 requires that the affirmative vote of 66 2/3 of the votes eligible to vote be cast for the proposal. If you abstain from voting, it will have the same effect as votes cast against the proposal. Broker non-votes have the same effect as votes cast against the proposal.
Proposal 4: Ratification of Selection of Independent Public Accountants	Proposal 4 requires that the votes cast for the proposal exceed the votes cast against the proposal. If you abstain from voting, it will have no effect on the outcome. If you hold your shares with a broker and do not instruct your broker how to vote, your broker has authority to vote in favor of this proposal.

      Proxies that are executed but unmarked will be voted FOR all proposals set forth in this Proxy Statement.

      Quorum. On the record date for the Annual Meeting (February 27, 2003), 991,398 shares of Metrocall’s common stock and 5,992,572 shares of Metrocall’s Series A preferred stock were issued and outstanding. Metrocall’s Bylaws require that a “quorum” be present at the Annual Meeting to transact business. A quorum will be present if a majority of Metrocall’s common stock and preferred stock voting as a single class, or 3,491,986 shares, is represented at the Annual Meeting, in person or by proxy. If a quorum is not present, a vote cannot occur. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting.

Where To Find Voting Results

      Metrocall will publish the voting results in its Form 10-Q for the second quarter 2003, which we will file with the Securities and Exchange Commission (SEC) in August 2003.

Additional Information

      Metrocall’s Annual Report to Stockholders for the fiscal year ended December 31, 2002, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about Metrocall.

      On March 31, 2003, Metrocall filed its Annual Report on Form 10-K with the SEC. Stockholders may obtain a copy free of charge by writing to:

Metrocall Holdings, Inc.
Attn: Investor Relations
6677 Richmond Highway
Alexandria, Virginia 22306

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR APPROVAL OF ALL PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

PROPOSALS

       We will present the following four proposals at the Annual Meeting. We do not intend to bring before the Annual Meeting any matters other than the four proposals. We do not know of any matters other than those set forth in this Proxy Statement that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the proxy will vote in accordance with their best judgment on such matters.

      Any proposal intended to be presented by any stockholder for action at the 2004 Annual Meeting of the Stockholders must be received at Metrocall’s principal executive offices no later than November 30, 2003.

1. ELECTION OF DIRECTORS

      The Board of Directors has nominated five directors to serve as directors for one-year terms beginning at this Annual Meeting and expiring at the 2004 Annual Meeting of the Stockholders. Those nominees are:

Eugene I. Davis
Nicholas A. Gallopo
Vincent D. Kelly
David J. Leonard
Brian O’Reilly

      It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named as nominees. The nominees have consented to serve as directors, and the Board believes that the nominees will serve if elected as directors. However, if any of the persons nominated by the Board is unable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees. In that event, the proxies will be voted for the election of such substitute nominee or nominees. The Board may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the Annual Meeting may not be voted for more than five nominees.

Board Of Directors

      Metrocall’s Bylaws provide that Metrocall shall have seven directors. The secured lenders that were party to Metrocall’s secured credit facility prior to its reorganization under Chapter 11 of the Bankruptcy Code are entitled to nominate four of the seven directors; the ad hoc committee formed by certain holders of senior subordinated notes issued by Metrocall prior to its reorganization is entitled to nominate one of the seven directors; the secured lenders and the ad hoc committee are entitled to collectively, by mutual consent, nominate one of the seven directors; and one of the seven director nominees shall be Metrocall’s Chief Executive Officer.

      Under Metrocall’s Amended and Restated Certificate of Incorporation, the Chief Executive Officer and four directors nominated by the secured lenders are elected for a term of one year and until new successors are elected and qualified. The remaining two directors each serve an initial three-year term, which will expire at the 2005 Annual Meeting. Thereafter, all seven directors will be elected for terms of one year and until new successors are elected and qualify.

Nominees and Continuing Directors

      The following table sets forth the names of the nominees for election as directors and the directors who will continue to serve after the Annual Meeting. The table also sets forth each such person’s age at February 27, 2003, the period during which he has served as a director, the expiration of his term, and the positions he currently holds with Metrocall.

		Director	Expiration	Positions Held
NOMINEES	Age	Since	of Term	With Metrocall

Eugene I. Davis	48	2002	2003	Director
Nicholas A. Gallopo	70	2002	2003	Director
Vincent D. Kelly	43	n/a	n/a	President and Chief Executive Officer
Brian O’Reilly	43	2002	2003	Director
David J. Leonard	49	2002	2003	Director

CONTINUING DIRECTORS

Steven D. Scheiwe	42	2002	2005	Director
Royce Yudkoff	47	1997	2005	Chairman of the Board

      We set forth below certain biographical information regarding the directors of Metrocall.

Nominees

      Eugene I. Davis has been a director of Metrocall since October 2002. Mr. Davis has been the Chairman and Chief Executive Officer of Pirinate Consulting Group, L.L.C., a privately-held consulting firm specializing in, among other things, crisis and turnaround management, since 1999. In connection with his role at Pirinate, Mr. Davis has served RBX Industries, Inc. as its Chairman and Chief Executive Officer beginning in September 2001 and Chief Restructuring Officer beginning in January 2001. Prior to that, Mr. Davis was the Chief Executive Officer of Smartalk Teleservices, Inc. from 1999 to 2001, and the Chief Operating Officer of Total-Tel USA Communications, Inc. from 1998 to 1999. Mr. Davis currently serves as a director for Anchor Glass Container Corporation, Elder-Beerman Stores, Inc., Eagle Geophysical, Inc., Coho Energy, Inc., Murdock Communications Corporation, Phonetel Technologies, Inc. and Tipperary Corporation. Mr. Davis was a director of Coho Energy at the time of its filing of a petition under Chapter 11 of the Bankruptcy Code.

      Nicholas A. Gallopo has been a director of Metrocall since October 2002. Mr. Gallopo is a consultant and Certified Public Accountant. He retired as a partner of Arthur Andersen LLP in 1995 after 31 years with the firm. He also served as a director of Neuman Drug Company in 1995 and 1996, a director of Wyant Corporation, formerly Hosposable Products, Inc., from 1995 to 2001, and a director of Bridge Information Systems, Inc. beginning in 2000.

      Vincent D. Kelly was appointed President and CEO of Metrocall on February 5, 2003. Prior to assuming this role, Mr. Kelly was the Chief Operating Officer, Chief Financial Officer, and Executive Vice President of Metrocall. He has also served as the Treasurer since August 1995 and served as a Director of Metrocall from 1990 to 1996. Mr. Kelly was responsible for managing the Company’s financial restructuring in 2002. He has been heavily involved in Metrocall’s merger and acquisition strategy. Mr. Kelly was also involved in taking the Company public in 1993 and managed all subsequent public offerings and financings. Prior to joining Metrocall in 1987, he served in public accounting. Mr. Kelly was an executive officer of Metrocall at the time of its filing of a petition under Chapter 11 of the Bankruptcy Code.

      David J. Leonard has been a director of Metrocall since October 2002. Mr. Leonard is the President and CEO of VeloCom Inc., the founding shareholder of Vesper, Latin America’s largest competitive local exchange carrier. Prior to founding VeloCom in 1998, Mr. Leonard was the President and CEO of United International Holdings in Latin America, which he founded in 1993.

      Brian O’Reilly has been a director of Metrocall since October 2002. Mr. O’Reilly has been with Toronto Dominion for sixteen years, beginning in 1986. During his time at Toronto Dominion, Mr. O’Reilly has served as managing director of Toronto Dominion’s Loan Syndication Group, focused on the underwriting of media and telecom loans, and since 1996 has had primary responsibility for coverage of the wireless and emerging telecom sectors.

Continuing Directors

      Steven D. Scheiwe has been a director of Metrocall since October 2002. Since May 2001, Mr. Scheiwe has been the President of Ontrac Advisors, Inc., a management and business consulting firm providing analysis and management services to private equity groups, privately held companies and funds or traders of distressed corporate bond issues. Prior to this, Mr. Scheiwe served as the Chief Executive Officer of Teletrac, Inc., a wireless location and telecommunications service provider, from 1999 to May 2001, and as general counsel and secretary of Teletrac from 1995 to 1999. Mr. Scheiwe currently serves on the board of directors of Nucentrix Broadband Communications, Inc. and Neff Corporation. Mr. Scheiwe was Chief Executive Officer of Teletrac, Inc. at the time of its filing of a petition under Chapter 11 of the Bankruptcy Code.

      Royce Yudkoff has been a director of Metrocall since April 1997 and has served as chairman since February 2003. Mr. Yudkoff is the Managing Partner of ABRY Partners, Inc., a private equity investment firm which focuses exclusively on the media and communications sector. Prior to co-founding ABRY in 1989, Mr. Yudkoff was a partner at Bain & Company, an international management consultancy firm where he shared responsibility for Bain’s media practice. Mr. Yudkoff serves on the board of directors of Muzak, LLC, Nexstar Broadcasting Group, Quorum Broadcasting and Talent Partners. Mr. Yudkoff was a director of Metrocall at the time of its filing of a petition under Chapter 11 of the Bankruptcy Code.

Meetings And Committees

      During 2002, the Board of Directors prior to Metrocall’s emergence from its Chapter 11 proceedings on October 8, 2002 held three regular and two special meetings and took action by written consent one time in lieu of an additional meeting. Since October 8, 2002, the new Board of Directors appointed in accordance with Metrocall’s plan of reorganization held one regular and two special meetings and did not take any action by written consent in lieu of additional meetings. Every director during the year attended at least 75% of the aggregate of (1) the total number of Board meetings and (2) total number of the meetings of committees on which the director served.

      Audit and Governance Committee. The Board of Directors has appointed an Audit and Governance Committee to review the scope of the independent annual audit and Metrocall’s corporate governance policies and principles. During 2002, the Audit Committee and Governance held four meetings prior to October 8, 2002 and one meeting after that date. At December 31, 2002, Messrs. Gallopo (chair), Davis, and Scheiwe were members of the Audit and Governance Committee.

      Compensation Committee, Interlocks and Insider Participation. The Board of Directors has appointed a Compensation Committee to consider compensation matters. During 2002, the Compensation Committee prior to October 8, 2002, held one meeting. From October 8, 2002 through December 31, 2002, no meetings were held. At December 31, 2002, Messrs. Yudkoff (chair), Leonard and O’Reilly were members of the Compensation Committee. On February 5, 2003, Mr. Yudkoff resigned as chairman, but remains a member, and Mr. O’Reilly became the chairman. No member of the Compensation Committee was, during the 2002 fiscal year or prior thereto, an officer or employee of Metrocall or any of its subsidiaries.

      Executive Committee. The Board of Directors has appointed an Executive Committee to consider actions that would further Metrocall’s business strategy. This committee was formed February 5, 2003. Messrs. Yudkoff (chair), Davis, Leonard, Gallopo, O’Reilly and Scheiwe are members of this committee.

Director Compensation

      Directors who are full-time officers of Metrocall receive no additional compensation for serving on the Board or its committees.

      Directors who are not full-time officers of Metrocall receive an annual fee of $20,000, plus $2,500 for each regular board meeting attended and $1,500 for each special board or committee meeting. Directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending meetings.

      The Metrocall Holdings, Inc. 2003 Stock Option Plan, provides for formula grants of stock options to directors who have never been officers or employees of Metrocall and allows the Board to make discretionary grants to any director. Under the plan, directors are eligible to receive options. During 2002 no non-employee directors received options.

      The board of directors recommends that you vote FOR the election of Messrs. Davis, Gallopo, Kelly, Leonard and O’Reilly.

2.	APPROVAL OF THE METROCALL HOLDINGS, INC. 2003 STOCK OPTION PLAN

      Metrocall is asking you to approve the 2003 Stock Option Plan which has been adopted by the Board.

      What follows is a summary of the 2003 Stock Option Plan. We intend for this to be a fair and complete summary of the plan, but we are also attaching as Appendix A the full text of the plan, which governs.

Summary Of The Plan

      Purpose and Scope. Metrocall intends to use the plan to reward and retain employees and directors. Under the plan, the Board’s Compensation Committee (or the Board) may grant options for up to 70,000 shares of common stock.

      Plan Administration. The plan authorizes the Compensation Committee to administer the plan, unless the Board chooses to do so. (The term “Administrator” will cover whichever body is administering the plan.) The Administrator’s authority includes granting options to purchase shares, determining which options are incentive stock options (ISOs) and which are nonqualified stock options (NQSOs), determining the exercise price of the options granted, and exercising broad discretion to set or amend other terms (such as vesting). Only the Board can set or change option terms for outside directors.

      Participants. The Administrator may grant options to employees and directors. To date, no options have been granted. (We will refer to persons who receive options as “optionees.”)

      Options. The Administrator can grant options (the right to purchase shares at a fixed price for up to a fixed length of time). Those options can be either NQSOs or ISOs. The primary difference between the two forms is that stricter tax rules and limits apply to ISOs.

      ISO Limits. Certain limitations apply to ISOs under the plan. ISO treatment is limited based on when the options first become exercisable — only the first $100,000 in common stock (valued as of the date of grant) that becomes exercisable under an individual’s ISOs in a given year will receive ISO tax treatment. The option price must at least equal 100% of the fair market value of the shares on the date of grant of the option. The option price for stockholders holding 10% or more of the outstanding shares of the common stock must at least equal 110% of the fair market value of the common stock.

      Individual Limit. Under the plan, the Administrator cannot grant NQSOs or ISOs for more than 70,000 shares in any calendar year to any individual. Counting against this number would be any options or shares granted in a year that expire or that the Administrator replaces within the same year.

      Exercise Price. The Administrator normally sets the exercise price for all options (the price someone must pay for a share of common beneficial interest) at the market price when granted or, if contingent on shareholder approval, when approved. The plan permits the exercise price to be as low as par value for NQSOs.

      Option Exercise and Transfer Restrictions. Employee optionees who have received their options from Metrocall (and not as replacement options) generally can only exercise an option while employed by Metrocall and for a set period of time after termination of employment. An optionee cannot transfer his options other than to someone after death.

      Option Expiration. Options will terminate no later than ten years after their date of grant. However, options intended to be ISOs under the plan will expire no later than five years after the date of grant if the optionee owns (or is treated as owning) more than 10% of the outstanding shares. The Administrator may not grant options under the plan after March 25, 2013.

      Change of Control. Upon a dissolution or liquidation of Metrocall or upon a merger, consolidation, reorganization, sale of substantially all of the assets or a sale of 80% of the voting power of all classes of Metrocall’s stock to a person or entity other than a stockholder at the time the plan is approved by stockholders or an affiliate of Metrocall, all options shall become vested and exercisable and each optionee shall have the right to exercise all options that have an option price below the value of the share that will result from the change of control transaction.

      Amendments and Termination. The Board may at any time suspend, terminate, modify or amend the plan but must receive stockholder approval to the extent required to preserve ISO treatment. The Compensation Committee retains the right to amend, suspend or terminate any option or option agreement at any time.

Tax Consequences

      Nonqualified Stock Options. An optionee will not be taxed when he receives an NQSO. When he exercises an NQSO, he will generally owe taxes on ordinary income on the difference between the value of the shares he receives and the price he pays, with the “spread” treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the difference between the price he received for the share and his “basis,” which is the sum of the price he originally paid plus the value of the shares on which he originally paid income taxes. Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for certain kinds of capital gains. In addition, Metrocall will receive an income tax deduction for any amounts of “ordinary income” to him.

      Incentive Stock Options. An optionee will not be taxed when he receives an ISO and will not be taxed when he exercises the ISO, unless he is subject to the alternative minimum tax (AMT). If he holds the shares purchased upon exercise of the ISO (ISO Shares) for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

      If the optionee sells the ISO Shares in a “disqualifying disposition” (that is, within one year from the date he exercises the ISO or within two years from the date of the ISO grant), he generally will recognize ordinary compensation income equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the price he paid or (2) the amount he realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for at least 12 months. Metrocall can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income he recognizes but cannot deduct the amount of the capital gains.

      Alternative Minimum Tax. The difference between the exercise price and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is a certain percentage of an individual taxpayer’s alternative minimum taxable income that is lower than the regular tax rates but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when he sells by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

      Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation it pays to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. The tax rules disregard certain kinds of compensation, including qualified “performance-based compensation,” for purposes of the deduction limitation. Compensation attributable to share options will qualify as performance-based compensation, provided that: (1) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (2) the stockholders approve that per-employee limitation; (3) the option is granted by a compensation committee with voting members comprised solely of “outside directors”; and (4) either the exercise price of the option is at least equal to the fair market value of the shares on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain. [Metrocall intends and expects the option grants to be exempt from Section 162(m) as performance-based.]

      This is a summary of the general principles of current federal income tax law applicable to the purchase of shares under the plan. While we believe that the description accurately summarizes existing provisions of the Internal Revenue Code of 1986, as amended, and its legislative history and regulations, and the applicable administrative and judicial interpretations, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the plan and the disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws or pays the exercise price using shares he already owns.

New Plan Benefits

      The Administrator makes grants under the plan in its discretion. Consequently, we cannot fully determine the amount or dollar value at this time, other than to note that the Administrator has not granted options contingent on approval of the plan. Metrocall has no other compensation plans under which its equity securities are authorized for issuance.

      The Board of Directors recommends that you vote FOR the approval of the Metrocall Holdings, Inc. 2003 Stock Option Plan.

3.	AMENDMENT OF CERTIFICATE OF INCORPORATION

      The Board of Directors has approved for submission to the stockholders a proposal to amend Section 8 of Metrocall’s Amended and Restated Certificate of Incorporation pursuant to the amendment set forth in Appendix B to this Proxy Statement.

      The change contained in the proposed amendment does not alter the transfer restrictions currently in place but instead modifies the procedure to be followed in the event of a transfer that would violate the provision. Currently, the certificate of incorporation requires all stockholders to obtain consent from Metrocall prior to any transfer of stock. The amendment would provide that any transfer of Metrocall common stock or preferred stock which would result in a person becoming the holder of 5% or more of Metrocall’s stock or would result in an existing 5% holder increasing its ownership of Metrocall stock would be automatically void unless the Board of Directors approves the transfer. The amendment further provides that the stock which would make a person a 5% holder or which would increase the ownership of a 5% holder will be transferred to an agent of Metrocall to be sold in a sale that would not violate this provision. No consent from Metrocall would be needed prior to a sale unless the sale would violate the restrictions outlined above.

      The Board of Directors recommends that you vote FOR the Amendment to the Certificate of Incorporation.

4.	RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2003

      Ernst & Young LLP has served as our independent public accountants since 2002. Metrocall would like to continue its relationship with Ernst & Young. We expect representatives of Ernst & Young to be present at the Annual Meeting to answer your questions and make a statement if they desire to do so.

      On May 23, 2002, we dismissed our independent auditors, Arthur Andersen LLP, and engaged Ernst & Young LLP, for the fiscal year ended December 31, 2002. This decision was recommended by our Audit Committee and approved by the Board of Directors, effective immediately.

      Arthur Andersen’s reports on our consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. However, they did issue a modified audit report for these time periods to reflect their concern that Metrocall may not be able to continue as a going concern in the future.

      During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and the date of Arthur Andersen’s dismissal, there were no disagreements between us and Arthur Andersen on any matter of accounting principle, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years.

      During the years ended December 31, 2001 and 2000 and through the date of retention of Ernst & Young, neither we nor anyone acting on our behalf consulted Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      The Board of Directors recommends that you vote FOR the ratification of Ernst & Young as Metrocall’s Independent Public Accountants for the fiscal year ending December 31, 2003.

STOCK OWNERSHIP

       There were 991,398 shares of Metrocall’s common stock and 5,992,572 shares of Metrocall’s Series A preferred stock issued and outstanding on February 27, 2003. The following table sets forth certain information, as of February 27, 2003, regarding beneficial ownership of Metrocall’s common stock and Series A preferred stock by (1) each director and executive officer of Metrocall, (2) all directors and executive officers of Metrocall as a group and (3) each person who is known to Metrocall to own more than 5% of Metrocall’s common stock and Series A preferred stock.

      Under the rules of the Securities and Exchange Commission, a beneficial owner of Metrocall’s common stock and Series A preferred stock is a person who directly or indirectly has or shares voting power or investment power with respect to the shares of stock. Voting power is the power to direct the vote of the shares. Investment power is the power to dispose of or direct the disposition of the shares. Beneficial ownership of the shares also includes those shares as to which voting power or investment power may be acquired within 60 days.

      The information on beneficial ownership in the table is based upon Metrocall’s records and the most recent Schedule 13D or 13G filed by each such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown.

Number Of Shares and Percentage Of Beneficially

Owned Common & Series A Preferred Stock

	Shares of	Percentage	Shares of	Percentage
	Common	of Class	Preferred	of Class
Name	Stock Owned	Outstanding	Stock Owned	Outstanding

Royce Yudkoff, Chairman of the Board and Director	1	*	0	0

Vincent D. Kelly, President and Chief Executive Officer	0	0	100,000	**

Stan F. Sech, Chief Operating Officer	0	0	0	0

George Z. Moratis, Chief Financial Officer and Treasurer	0	0	0	0

William L. Collins III, Director	0	0	100,000	**

Eugene I. Davis, Director	0	0	0	0

Nicholas A. Gallopo, Director	0	0	0	0

Brian O’Reilly, Director	0	0	0	0

David J. Leonard, Director	0	0	0	0

Steven D. Scheiwe, Director	0	0	0	0

All directors and executive officers as a group (10 persons)	1	*	200,000	**

Capital Crossover Partners L.P.	25,263	**	318,797	5.3%
1001 19th Street North, Suite 1120 Arlington, VA 22209

Commercial Loan Funding Trust I	47,368	**	597,744	10.0%
JP Morgan Chase Tower 600 Travis Street Houston, TX 77002

Endeavour, LLC	36,632	**	462,256	7.7%
PPM Holdings 225 West Wacker Drive, Suite 1200 Chicago, IL 60606-6301

	Shares of	Percentage	Shares of	Percentage
	Common	of Class	Preferred	of Class
Name	Stock Owned	Outstanding	Stock Owned	Outstanding

Fleet National Bank	68,211	6.8%	860,752	14.3%
777 Main Street, M.S. CT EH 40221B Hartford, CT 06115

Morgan Stanley & Co.	42,000	**	530,000	8.8%
One Pierrepoint Place New York, NY 11201

PNC Bank, NA	42,000	**	530,000	8.8%
1600 Market Street, 11th Floor Philadelphia, PA 19103

Toronto Dominion (Texas), Inc.	68,211	6.8%	860,752	14.3%
c/o TD Texas, Inc. 909 Fannin Street, Suite 1700 Houston, TX 77010

Wachovia Bank, NA	68,211	6.8%	860,752	14.3%
191 Peachtree Street N.E Atlanta, GA 30303-1757

*	Less than 1%.

**	Less than 5%.

Changes in Control

      Section 6 of Metrocall’s Certificate of Designation governing the Series A preferred stock, requires Metrocall to redeem all of the outstanding Series A preferred stock no later than the later of December 31, 2006 and 180 days after the date that the senior secured PIK notes are paid in full. Because the substantial majority of the Series A preferred stock is held by a small number of holders, this mandatory redemption is anticipated to have the effect of shifting control from this small group to a broader array of stockholders.

EXECUTIVE OFFICERS

       Executive officers of Metrocall serve at the pleasure of the Board of Directors, subject in certain cases to the provisions of their employment agreements. This table sets forth the names of the executive officers of Metrocall, their ages as of February 27, 2003, and their positions with Metrocall.

Name	Age	Position

Vincent D. Kelly	43	President and Chief Executive Officer

Stan F. Sech	59	Chief Operating Officer

George Z. Moratis	37	Chief Financial Officer and Treasurer

      We set forth below certain biographical information concerning the individuals listed above.

      Vincent D. Kelly — See biography under “Nominees.”

      Stan F. Sech was appointed Chief Operating Officer of Metrocall Wireless on February 5, 2003. He joined Metrocall Inc. in early 2000 as Senior Vice President of Corporate and Business Development and Integration. Mr. Sech has been instrumental in the development of a number of strategic alliances, content agreements and business opportunities. He was responsible for the negotiated acquisitions of Radiofone and PagerOne, in addition to due diligence duties related to other acquisition candidates. He was also instrumental during the reorganization process in helping to renegotiate and eliminate leases for facilities and locations no longer required. Mr. Sech has over 20 years of experience in the wireless messaging industry and has been recognized as a telecommunications industry leader. Previously, he served as CEO of PageOne Communications in the United Kingdom and worked with the European wireless industry. Prior to PageOne Communications, he served as President & COO of USA Mobile Communications. He also served as Senior Vice President and General Manager of Graphic Scanning Corporation.

      George Z. Moratis was appointed Chief Financial Officer on February 5, 2003. He joined Metrocall in December 1998 and has served as Vice President and Senior Vice President of Finance and Assistant Treasurer. His responsibilities have included external financial reporting, financial planning, due diligence and transactions, and managing the Treasury, Purchasing and Accounts Receivable functions for the company. Mr. Moratis was previously with MCI Communications where he was a senior manager of external financial reporting. Prior to MCI, he worked within the Division of Corporation Finance of the Securities and Exchange Commission and in public accounting with Deloitte & Touche, LLP. Mr. Moratis is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth a summary of all compensation during the last three fiscal years for (1) Metrocall’s Chief Executive Officer, (2) the executive officers of Metrocall whose aggregate annual salary and bonus exceeded $100,000 for the year ended December 31, 2002 (the “named executive officers”) and (3) two persons for whom disclosure would have been provided but for the fact that such persons were not serving as executive officers on December 31, 2002.

	For the
	Year
Name and	Ended			All Other
Principal Position	December 31	Salary	Bonus(a)	Compensation

William L. Collins III	2002	$530,010	$795,000	$44,982	(b)
President and Chief Executive Officer (1)	2001	530,010	1,590,000	44,982	(b)
	2000	530,000	424,000	44,982	(b)

Vincent D. Kelly	2002	400,010	600,000	4,346	(c)
Chief Financial Officer,	2001	400,010	1,200,000	3,300	(c)
Treasurer, and Executive Vice President (2)	2000	400,000	320,000

Stan F. Sech	2002	306,485	160,000	3,742	(c)
Chief Operating Officer (3)	2001	306,428	55,000	3,704	(c)
	2000	253,219	25,000

George Z. Moratis	2002	138,325	100,969	3,579	(c)
Chief Financial Officer and Treasurer (4)	2001	138,322	35,000	1,597	(c)
	2000	121,962	30,000

(a)	Includes bonuses earned in the year indicated, whether paid in the year indicated or the following year.

(b)	Payments by Metrocall for life insurance premiums pursuant to Mr. Collins’ employment contract.

(c)	Allocation of employer contribution under the Metrocall, Inc. Savings and Retirement Plan.

(1)	As of February 5, 2003, Mr. Collins no longer serves as President and Chief Executive Officer.

(2)	As of February 5, 2003, Mr. Kelly became President and Chief Executive Officer.

(3)	As of February 5, 2003, Mr. Sech became Chief Operating Officer. Prior to such date, Mr. Sech was not an executive officer.

(4)	As of February 5, 2003, Mr. Moratis became Chief Financial Officer and Treasurer. Prior to such date, Mr. Moratis was not an executive officer.

Option Grants In 2002

      No stock options were granted to the named executive officers during the fiscal year ended December 31, 2002.

Aggregate Option Exercises In 2002 And Option Year-End Value

      No options were exercised in 2002. No unexercised options were held by the named executive officers at the end of the 2002 fiscal year.

Employment Arrangements

      Mr. Kelly is party to an employment agreement with a term extending from the effective date of the Company’s Plan of Reorganization (the “Effective Date”) until October 8, 2005 (the “Expiration Date”). Under the agreement, Mr. Kelly has an annual base salary of $400,000 and is entitled to an annual bonus of between 80% and 150% of base salary based on targeted paydowns of Company debt amounts. In addition, Mr. Kelly has been granted 100,000 shares of Series A preferred stock of the Company, subject to restrictions which lapse as to one third of the shares on the first, second and third anniversaries of the Effective Date. On March 25, 2003 the Board of Directors approved an amendment to Mr. Kelly’s agreement that, among other things, increases Mr. Kelly’s annual base salary, effective February 5, 2003 to $530,000.

      Termination of Employment. Mr. Kelly’s contract provides for certain payments upon various terminations of employment. If Mr. Kelly’s employment is terminated by reason of death or disability, Metrocall will pay Mr. Kelly (or his legal representatives, if applicable), base salary until the Expiration Date. If Mr. Kelly is terminated without cause or Mr. Kelly terminates his employment for good reason (each as defined under the employment agreement), Mr. Kelly would receive (i) two times base salary, (ii) an amount equal to the cash performance bonus paid or payable to Mr. Kelly with respect to the annual period prior to the year of termination and (iii) lapse of restrictions on the restricted stock. The payments set forth above would be made to Mr. Kelly within 45 days after the applicable termination of employment.

      Change of Control. Upon a “Change of Control” (as defined under Mr. Kelly’s employment agreement), Mr. Kelly would receive a payment equal to .20% of the new capital invested in Metrocall in connection with the Change in Control. Such payment would be paid in a lump sum within 10 days after the consummation of the Change in Control. In the event Mr. Kelly becomes subject to excise taxes under Section 4999 of the Internal Revenue Code, the employment agreement provides for a tax gross up payment.

Compensation Committee Report On Executive Compensation

      Executive Compensation Philosophy. Metrocall’s philosophy regarding executive compensation is to offer competitive and fair compensation that will attract and retain key executives in the face of high demand for a management team with experience in operating and consolidating the paging and wireless messaging industry and to reward executives and hold them accountable for Metrocall’s overall performance. Particular factors that the Compensation Committee believes important in assessing performance are Metrocall’s performance against the targets in its Plan of Reorganization which went effective on October 8, 2002. Annual performance bonuses are based upon the contractual targets set forth in Mr. Kelly’s employment agreement as negotiated and approved in its Plan of Reorganization, as amended on March 25, 2003. Option grants are designed to reward an executive officer for his or her overall contribution to Metrocall and to serve as an incentive to achieve Metrocall’s goal of increasing stockholder value.

      Base Salary. In determining the appropriate level of base salaries, the Compensation Committee considers responsibility, prior experience and accomplishments and the relative importance of the position in achieving company objectives. The Compensation Committee also sets base salaries at levels necessary to retain key employees. For this purpose, the Compensation Committee considers base salary levels paid by companies in the industry and salary levels paid by other companies competing for executive talent.

      Bonuses. As an executive officer, Mr. Kelly’s bonuses for 2002 were based on the targets set forth in his employment agreement.

      Compensation Deduction Limit. The Securities and Exchange Commission requires that this report comment on Metrocall’s policy with respect to a special rule under the tax laws, Section 162(m) of the Internal Revenue Code. That section can limit the deductibility on a corporation’s federal income tax return of compensation of $1 million to any of the named officers. A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its shareholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. The Committee’s policy with respect to this section is to make every reasonable effort to ensure that compensation complies with Section 162(m), while simultaneously providing Company executives with the proper incentives to remain with and increase the prospects of Metrocall. Given the way we administer the option plan, we think it is unlikely that Metrocall will lose a deduction under this section for options. Metrocall did not pay any compensation with respect to 2002 that would be outside the limits of Section 162(m).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       There are no relationships or related transactions for which disclosure is required.

OTHER INFORMATION

Audit Committee Report

      The members of the Audit Committee (the “Committee”) have been appointed by the Board of Directors (the “Board”). The Committee is governed by a charter (attached as Exhibit A) which has been approved and adopted by the Board and is reviewed and reassessed annually by the Committee. The Audit Committee is comprised of three members, each of which is independent in accordance with the listing standards of the NASD.

      We have reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2002 (the “Fiscal Year 2002 Financial Statements”).

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

      Based upon the reviews and discussions referred to above, we recommended to the Board of Directors that the Fiscal Year 2002 Financial Statements be included in the Company’s Form 10-K for the year ended December 31, 2002.

      This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of the proxy statement, in connection with the annual meeting, except to the extent that Metrocall specifically requests that this Report be specifically incorporated by reference.

Nicholas A. Gallopo, Chair
Eugene I. Davis
Steven D. Scheiwe

Principal Accountant Fees and Services

      The table below shows the fees Metrocall paid or accrued for audit and other services provided by Ernst & Young for fiscal 2002. Metrocall’s Audit Committee determined that Ernst & Young’s provision of the non-audit services during these periods was compatible with maintaining its audit independence.

Aggregate Fees Billed For	Fiscal 2002

Audit Fees	$383,000

Financial Information Systems Design and Implementation Fees	0

All Other Fees	705,844

Total	$1,088,844

      Audit Fees. This category includes the fees for the examination of Metrocall’s consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements.

      Financial Information Systems Design and Implementation Fees. Arthur Andersen and Ernst & Young did not bill Metrocall for financial information systems design and implementation during Fiscal 2002. Neither Arthur Andersen nor Ernst & Young provided services to Metrocall for financial information systems design and implementation during Fiscal 2002.

      All Other Fees. This category would include any fees associated with Arthur Andersen’s and Ernst & Young’s consulting services provided to Metrocall during Fiscal 2002 for the following: (i) bankruptcy reorganization; (ii) tax matters; (iii) real estate matters; and (iv) miscellaneous matters. Metrocall paid Arthur Andersen $142,879 and Ernst & Young $705,844 in tax related fees, a large amount of which were related to the bankruptcy reorganization.

Company Performance

      A performance graph has not been provided because, as a result of Metrocall’s reorganization, our current capital structure and financial condition is substantially different than that prior to the effective date of our plan of reorganization. Pursuant to our plan of reorganization, effective October 8, 2002, all of Metrocall’s securities outstanding prior to such date were canceled. As a result, we believe that market price information prior to October 8, 2002 is neither indicative of nor comparable to the value of Metrocall’s common stock after the effective date of the reorganization and is not material to investors. Additionally, our newly issued common stock has had a very limited trading history since October 8, 2002, the effective date of Metrocall’s plan of reorganization. Metrocall’s common stock is quoted under the symbol “MTOH” on the OTC Bulletin Board.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based on our records and other information, we believe that our directors and officers reported all transactions in Metrocall’s common stock and preferred stock on a timely basis during the fiscal year ended December 31, 2002.

Proposals For The 2004 Annual Meeting Of The Stockholders

      Metrocall expects that its 2004 Annual Meeting of Stockholders will be held in May 2004. If you want to include a proposal in the proxy statement for Metrocall’s 2004 Annual Meeting, send the proposal to:

     Metrocall Holdings, Inc.

     Attn: Secretary
     6677 Richmond Highway
     Alexandria, Virginia 22306

      Proposals must be received on or before November 30, 2003, to be included in next year’s proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as well as the requirements of Metrocall’s Restated Certificate of Incorporation and Bylaws. Under Rule 14a-4 of the Securities Exchange Act of 1934, as amended, Metrocall will be able to use proxies given to it for next year’s meeting to vote for or against any stockholder proposal that is submitted other than pursuant to Rule 14a-8 at Metrocall’s discretion, unless the proposal is submitted to Metrocall on or before November 30, 2003.

By Order of the Board of Directors

Royce Yudkoff
Chairman of the Board

Alexandria, Virginia

April 7, 2003

Appendix A: Metrocall Holdings, Inc. 2003 Stock Option Plan

       METROCALL HOLDINGS, INC., a Delaware corporation (the “Corporation”), sets forth herein the terms of the Metrocall Holdings, Inc. 2003 Stock Option Plan (the “Plan”) as follows:

1. Purpose

      The Plan is intended to advance the interests of the Corporation by providing eligible employees (“Employees”) and outside directors (“Eligible Directors”) of the Corporation, and its subsidiaries an opportunity to acquire or increase their proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries. Options granted under the Plan (the “Options”) to employees may be nonqualified stock options (“NQSOs”) or may be “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or the corresponding provision of any subsequently enacted tax statute. Options granted to Eligible Directors must be NQSOs.

2. Administration

2.1  Committee

      The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”). The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Amended and Restated Certificate of Incorporation and Bylaws of the Corporation and applicable law. The Board may also act under the Plan as though it were the Committee.

2.2  Action by Committee

      The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Amended and Restated Certificate of Incorporation and Bylaws of the Corporation and applicable law. The Committee shall have the full power and authority to take all actions and to make all determinations required or permitted under the Plan and any Option granted hereunder. The Committee shall have the full power and authority to take all other actions and determination not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The Committee’s powers shall include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Amended and Restated Certificate of Incorporation and Bylaws of the Corporation and applicable law. The interpretation and construction by the Committee of any provision of the Plan or any Option granted hereunder shall be final and conclusive. Notwithstanding the foregoing, only the Board shall have the authority to select Eligible Directors to receive Options and determine the amount, price and timing of options granted to Eligible Directors. Any references to the Committee shall be deemed to be references to the Board with respect to grants of Options to Eligible Directors.

2.3.  No Liability

      No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan.

2.4.  Applicability of Rule 16b-3

      Those provisions of the Plan that make express reference to Rule 16b-3 shall apply only to persons who are required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. Stock and Other Rights

      The stock that may be issued pursuant to Options shall be shares of common stock of the Corporation (the “Stock”). The number of shares of Stock that may be issued under the Plan shall not exceed seventy thousand (70,000), which number of shares is subject to adjustment as provided in Section 11. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available immediately for future grants of Options under the Plan (but will be counted against that calendar year’s limit for a given individual).

      The maximum number of shares that may be granted under Options for a single individual in a calendar year may not exceed 100% of the number of shares of Stock set forth in this Section 3. The aggregate number of shares of Stock that may be issued under incentive stock options may not exceed 100% of the number of shares of Stock set forth in this Section 3, and their authorization for use with ISOs does not prevent their use instead with NQSOs.

4. Eligibility

      Options may be granted under the Plan to any employee or director of the Corporation or any subsidiary (including any such employee who is an officer or director of the Corporation or any subsidiary) and as the Committee shall determine and designate from time to time prior to expiration or termination of the Plan. (Individuals who have been granted Options are referred to as “Optionees”). An individual may hold more than one Option, subject to such restrictions as are provided herein.

      The Committee may also grant Options in substitution for options or other equity interests held by individuals who become employees or directors of the Corporation or of a subsidiary as a result of the Corporation acquiring or merging with the individual’s employer or acquiring its assets or to persons who were employees or directors of the previous employer and received an option in that capacity even if they do not become employees or directors of the Corporation or a subsidiary. In addition, the Committee may provide for the Plan’s assumption of options granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant. If necessary to conform the Options to the interests for which they are substitutes, the Committee may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

5. Effective Date and Term

5.1.  Effective Date

      The Plan became effective as of March 25, 2003 (the “Effective Date”).

5.2.  Term

      The Plan shall terminate ten years after the Effective Date unless previously terminated under Section 10.

6. Terms and Conditions of Stock Options

6.1  Grant of Options

      Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the termination of the Plan, grant to such eligible persons as the Committee may determine, Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine, including any terms or conditions that may be necessary to qualify such Options as Incentive

Stock Options under Code Section 422. The date as of which the Committee approves the grant of an Option shall be considered the date on which such Option is granted. Neither the Optionee nor any person entitled to exercise any rights hereunder shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent that the certificates for such shares have been issued upon the exercise of the Option.

6.2  Limitation on Incentive Stock Options

      An Option granted to an employee shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Corporation and its parent and subsidiary corporations, within the meaning of the Code Section 422(d)), does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

6.3  Option Agreements

      All Options granted to Optionees pursuant to the Plan shall be evidenced by written agreements in such form or forms as the Committee shall from time to time determine. Option agreements may be amended by the Committee from time to time and need not contain uniform provisions.

6.4  Option Price

      The purchase price of each share of Stock subject to an Option issued under Section 6 shall be fixed by the Committee. In the case of an Option not intended to constitute an Incentive Stock Option, the option price shall be not less than the par value of the Stock covered by the Option. In the case of an Option that is intended to be an Incentive Stock Option, the option price shall be not less than the greater of par value of the Shares or 100% of the Fair Market Value (as defined below) of a share of Stock covered by the Option on the date the Option is granted; provided, however, that in the event the employee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to more-than-10%-stock-owners), the option price of an Option that is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110% of the Fair Market Value of a share of Stock covered by the Option at the time such Option is granted.

      Fair Market Value of Stock for purposes of this Plan shall mean, in the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Security Dealers Automated Quotation System, or is publicly traded on an established securities market, the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market on the date the Option is granted) or, if there is no such closing price, then the mean between the highest bid and lowest asked price or between the high and low prices on such date, or, if no sale of stock has been made on such day, on the preceding day on which any such sale shall have been made. In the event that the Shares of Stock are not listed, quoted or publicly traded or even if listed, quoted or publicly traded, the price cannot be determined, “Fair Market Value” shall be determined by the Board, in its sole discretion.

6.5  Term

      Each Option granted to an Optionee under the Plan shall terminate and all rights to purchase Stock thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such prior date as may be fixed by the Committee and stated in the option agreement relating to such Option; provided, however, that in the event the employee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to more-than-10%-stock-owners), an Option granted to such employee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

6.6  Exercise by Optionee

      Only the Optionee receiving an Option (or, in the event of the Optionee’s legal incapacity or incompetency, the employee’s guardian or legal representative, and in the case of the Optionee’s death, the employee’s estate) may exercise the Option.

6.7  Option Period and Limitations on Exercise

      Each Option granted under the Plan to an Optionee shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon expiration or termination of the Option, as the Committee shall determine and set forth in the option agreement. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that the Option granted to an Optionee may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the option agreement. Any such limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option.

6.8  Method of Exercise

      An Option that is exercisable by an Optionee hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Corporate Secretary, of written notice of exercise. Such notice shall specify the number of shares for which the Option is being exercised and shall be accompanied by payment in full of the option price of the shares for which the Option is being exercised, unless otherwise determined by the Committee, in its sole discretion.

      Payment of the option price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the option agreement, as follows:

(a) in cash or by certified check payable to the order of the Corporation; or

(b) such other method as determined by the Committee, in its sole discretion.

      Notwithstanding the preceding, the Committee may, in its discretion, impose and set forth in the option agreement such limitations or prohibitions on the methods of exercise as the Committee deems appropriate. Promptly after the exercise of an Option and the payment in full of the option price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual’s ownership of such shares. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 11, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

6.9  Withholding

      The Corporation shall have the right to withhold, or require an individual exercising an Option to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to the exercise of Options. To the extent permissible under applicable tax, securities and other laws, the option agreement may permit satisfaction of a tax withholding requirement by withholding shares of Stock issued as a result of the exercise of an Option.

7. Transferability of Options

      No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

8. Use of Proceeds

      The proceeds received by the Corporation from the sale of Stock pursuant to Options shall constitute general funds of the Corporation.

9. Requirements of Law

9.1  General

      The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations or the Corporation’s Amended and Restated Certificate of Incorporation. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933, as amended (the “Securities Act”), upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9.2  Rule 16b-3

      The Plan is intended to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

10. Amendment and Termination

      The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board with respect to ISOs shall be made without stockholder approval when required to comply with Section 422 of the Code. The Committee retains the right to amend, suspend or terminate any Option or option agreement at any time.

11. Effect of Changes in Capitalization

11.1  Changes in Stock

      If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the Effective Date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the option price per share.

11.2  Reorganization with Corporation Surviving

      Subject to Section 11.3, if the Corporation is the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option previously granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the option price per share so that the aggregate option price thereafter shall be the same as the aggregate option price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

11.3  Other Reorganizations; Sale of Assets or Stock

      Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the stockholders and other than an affiliate of the Corporation as defined in Rule 144(a)(1) under the Securities Act) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in the option agreement relating to such Option), prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise all Options in whole or in part, that are exercisable as of the date of the termination and that have an option price that is below the value of a share of Stock that will result from the transaction described in this Section 11.3 immediately upon the consummation of such transaction. All Options not yet exercisable as of the date of termination determined by the Committee and all Options that have an option price equal to or exceeding the value of a share of Stock that will result from the transaction described in this Section 11.3 immediately upon the consummation of such transaction shall be immediately forfeited. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

11.4  Adjustments

      Adjustments under this Section 11 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

11.5  No Limitations on Corporation

      The grant of an Option or pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

12. Disclaimer of Rights

      No provision in the Plan or any option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the service of the Corporation or any subsidiary, or to interfere in any way with the right and authority of the Corporation or any subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any subsidiary. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

13. Nonexclusivity

      Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

14. Indemnification

      To the extent permitted by applicable law, the Committee shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the Committee in connection with or resulting from any claim, action, suit or proceeding to which the Committee may be a party or in which the Committee may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by the Committee (with the Corporation’s written approval) in the settlement thereof, or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Corporation; subject, however, to the conditions that upon the institution of any claim, action, suit or proceeding against the Committee, the Committee shall give the Corporation an opportunity in writing, at its own expense, to handle and defend the same before the Committee undertakes to handle and defend it on the Committee’s own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such persons may be entitled as a matter of law or otherwise, or any power the Corporation may have to indemnify the Committee or hold the Committee harmless.

      The Committee and each officer and employee of the Corporation shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Corporation or any employee of the Corporation. In no event shall any persons who are or were members of the Committee, or an officer or employee of the Corporation, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

15. Severability

      In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16. Gender

      Whenever used in the Plan, the masculine gender includes the feminine.

17. Governing Law.

      To the extent not preempted by federal law, the Plan, and all option agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State.

Appendix B: Form of Certificate of Amendment of Amended

and Restated Certificate of Incorporation of
Metrocall Holdings, Inc.

       Metrocall Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

      FIRST: The name of the Corporation is Metrocall Holdings, Inc. The Corporation was originally incorporated under the name Metrocall of Delaware, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 26, 1982 and restated as filed with the Secretary of State of the State of Delaware on February 16, 1999 (the “Restated Certificate of Incorporation”) and amended and restated as filed with the Secretary of State of the State of Delaware on October 8, 2002.

      SECOND: This Amendment to the Amended and Restated Certificate of Incorporation is being adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware.

      THIRD: Paragraph Eight of the Amended and Restated Certificate of Incorporation is deleted in its entirety, and the following Paragraph is substituted in lieu thereof:

“8. TRANSFER OF STOCK

      (a) Restrictions. Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that the Board of Directors of the Corporation determines in its good faith discretion that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons would become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder would be increased (each, a “Prohibited Transfer”); provided, however, that nothing herein contained shall preclude the settlement of any transaction in Corporate Securities that is entered into through the facilities of a securities exchange or an interdealer quotation system. The restriction set forth in the preceding sentence shall not apply to an attempted Transfer if the transferor or the transferee obtains the approval of the Board of Directors of the Corporation. As a condition to granting its approval, the Board of Directors may, in its discretion, require an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any limitation under Section 382 of the Code on the use of the Tax Benefits.

      (b) Treatment of Excess Securities.

      (i) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities that are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities.

      (ii) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (“Prohibited Distributions”), to an agent designated by the Board of Directors (the “Agent”).

The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s length transactions; provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame, if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 8(b)(iii), below.

      (iii) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (1) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value, calculated on the basis of the [closing market price] for Corporation Securities on the day before the Transfer, of the Excess Securities at the time of the attempted Transfer to the Purported Transferee by gift, inheritance, or similar Transfer), which amount (or fair market value) shall be determined in the discretion of the Board of Directors; and (3) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) (“Section 501(c)(3)”) selected by the Board of Directors. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 8 inure to the benefit of the Corporation.

      (iv) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty business days from the date on which the Corporation makes a demand pursuant to paragraph (d)(ii) of this Article, then the Corporation shall institute legal proceedings to compel such surrender.

      (v) The Corporation shall make the demand described in Section 8(b)(iii) within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities; provided, however,that if the Corporation makes such demand at a later date, the provisions of this Section 8 shall continue to apply.

      (c) Definitions.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Corporation Securities” means shares of Common Stock and shares of Preferred Stock.

      “Five-Percent Shareholder” means a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation §1.382-2T(g)(1).

      “Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k).

      “Person” means an individual, corporation, estate, trust, association, company, partnership, joint venture or similar organization.

      “Restriction Release Date” means October 8, 2004.

      “Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in-loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

      “Transfer” means any sale, transfer, gift or assignment of any Corporation Securities, or the granting or issuance of an option or other right to acquire any Corporation Securities, or any other action that would cause any person to be treated as the owner of any Corporation Securities as to which such person was not previously treated as the owner. A person shall be treated as the owner of any Corporation Securities if such person directly or indirectly owns such Securities or is otherwise treated as the owner of such Securities under Section 382 of the Code and the Treasury Regulations thereunder, including Section 382(1)(3) of the Code and Treasury Regulation § 1.382-2T(h) of the Treasury Regulations thereunder.”

      FOURTH: The above amendment to the Certificate of Incorporation was authorized by the majority of the directors of the Corporation at a meeting of such directors and duly adopted by the majority of the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Metrocall Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf on                      , 2003.

METROCALL HOLDINGS, INC.

By:

Attest:

[name]
[title]

Appendix C: Audit and Governance Committee of the Board of Directors

Charter

Metrocall Holdings, Inc.

I.  Purpose

      The primary purpose of the Audit and Governance Committee (the “Committee”) is to assist the Board of Directors of Metrocall Holdings, Inc. (the “Company”) in fulfilling its oversight and decision-making responsibilities relating to the Company’s financial accounting and reporting processes, internal controls and corporate governance responsibilities, and financial reporting and disclosure processes. The Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial statements, financial reporting and disclosure processes and internal control system.

•	Review and appraise the independence, qualifications and audit efforts of the Company’s outside auditors.

•	Monitor the Company’s procedures for compliance and compliance with legal and regulatory requirements.

•	Provide an open avenue of communication among the outside auditor, financial and senior management, the internal audit department or persons performing those functions and the Board of Directors.

•	Review, approve and monitor the Company’s corporate governance policies and principles.

      The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Sections IV, V and VI of this Charter.

      The purpose of this Charter is also to confirm that the Company’s outside auditor’s ultimate accountability is to the Committee, as representatives of the stockholders. These stockholder representatives have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the outside auditor (or to nominate the outside auditor to be presented to the stockholders for approval in a proxy statement).

      The purposes and provisions specified in this Charter are meant to serve as guidelines, and the Committee is delegated the authority to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. Nothing herein is intended to expand applicable standards of liability under state or federal law for directors of a corporation.

II.  Composition

      The Committee shall have at least three members, comprised solely of independent directors (as defined in the applicable rules of NASDAQ or any securities exchange on which the common stock of the Company is listed) each of whom shall not, other than in his or her capacity as a member of the Committee, the Board of Directors of any other board committee (1) accept any consulting advisory or other compensatory fee from the Company or its subsidiaries; (2) be an affiliated person of the Company or any of its subsidiaries. Each member of the Committee shall have ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, cash flow statement and key performance indicators. Additionally, the Committee will have at least one member that is a “financial expert” as defined by the Securities Exchange Commission (the “SEC”).

      The members of the Committee shall be elected by the Board at least annually at a meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  Meetings

      The Committee shall meet as frequently as circumstances dictate. The Committee shall meet at least annually with the Company’s management, legal counsel and the outside auditors in separate sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. When deemed appropriate, meetings may be held in person or by telephone. Minutes or other records of meetings and activities of the Committee shall be maintained.

IV.  Audit Responsibilities and Duties

     Document Reports/ Reviews

1. Review the Company’s annual audited and quarterly unaudited financial statements to be released by the Company or included in the Company’s periodic reports filed with the SEC, including the disclosures under management’s discussions and analysis of financial condition and results of operations; discuss financial statements and related disclosures with management, and discuss with the Company’s outside auditor the matters required to be discussed by Statement on Auditing Standards 61, as modified or supplemented. The committee shall also review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts or ratings agencies.

2. Review key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Review important conclusions on interim and/or year-end financial statements, including management guidance and forward-looking information, in advance of public release. Review the reports of the external auditors concerning all critical accounting policies and practices, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and any other written communications between the external auditor and management. Review Company management’s certification as to the fair presentation of financial information and the accuracy of all other information contained in the Company’s quarterly and annual reports. Review Company management’s assertion on its assessment of internal controls as of the end of the most recent fiscal year and the external auditor’s report on management’s assertion, when required.

3. Based on the review and discussions described in Sections IV.1 and IV.2, make recommendations to Board of Directors whether the Company’s annual audited financial statements should be included in the Company’s Annual Report on Form 10-K for the preceding fiscal year to be filed with the SEC.

     Independent Accountants

4. Appoint, dismiss or replace the outside auditor (subject to shareholder ratification) and approve the fees and other compensation to be paid to the outside auditors. Pre-approve all credit and non-audit services provided by the outside auditors in accordance with SEC regulations and applicable law; provided that pre-approval authority may be delegated to a member of the Committee, with decisions of such member regarding pre-approval being presented to the full Committee at its next regularly scheduled meeting. The committee shall discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation.

5. Obtain, on an annual basis, a written statement from the Company’s outside auditors delineating the auditor’s internal quality control procedures, any material issues raised by the most recent internal quality-control review, or peer review, or the auditor, or by any inquiry of investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1. Actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor.

6. Evaluate the independence of the outside auditor ensuring that the Company’s chief executive officer, controller, chief financial officer, chief accounting officer, or any other person serving in an equivalent position, was not employed by the outside auditor and participated in any capacity in the Company’s audit during the one-year period preceding the date of the audit. Ensure that the coordinating audit and independent review partners do not serve in those capacities more than five consecutive years

7. Review the performance of the outside auditor and, taking into consideration the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function, recommend any proposed discharge of the outside auditor when circumstances warrant.

8. Periodically consult with the outside auditor out of the presence of management about internal controls and quality, acceptability, fullness and accuracy of the Company’s financial statements.

9. Obtain from the Company’s outside auditors a report of (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditor, and (iii) other material written communications between the auditor and management.

     Financial Reporting Process

10. In consultation with management, the internal audit department and the outside auditors, review the integrity of the company’s financial reporting process, both internal and external.

11. Consider the outside auditor’s judgments about the quality and appropriateness (not just acceptability) of the Company’s accounting principles and the clarity of the financial disclosure practices as applied in its financial reporting.

12. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the outside auditor or management.

     Process Improvement

13. Discuss, at least annually, with each of management and the outside auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

14. Following completion of the annual audit, review separately with each of management and the outside auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15. Review and resolve, if necessary, any significant disagreement among management and the outside auditor in connection with the preparation of the financial statements.

16. Review with the outside auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate period of time subsequent to implementation of changes or improvements, as decided by the Committee.)

     Ethic and Legal Compliance

17. Review management’s monitoring of the Company’s compliance with laws and management’s exercise of ethical practices and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements and ethical practices.

18. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the Code is in compliance with all applicable rules and regulations.

19. Review, with the Company’s counsel, legal compliance matters including securities trading activities and reports received from counsel regarding evidence of a material violation of securities laws or breaches of fiduciary duty.

20. Review, with Company counsel, any legal matter that could have a significant impact on the Company’s financial statements.

21. Establish procedures (i) to receive and address complaints regarding accounting, internal accounting controls or auditing matters, and (ii) for the confidential anonymous submission by the employees of concerns regarding questionable accounting or auditing matters. Ensure that policies are in place to provide appropriate “whistle-blower” protection for employees of the Company and its subsidiaries.

     Reports of the Committee

22. Prepare and submit any report of the Committee required by the SEC in the Company’s annual proxy statement.

V.  Corporate Governance Responsibilities and Duties

1. Periodically review the structure, duties, size, membership and functions of the Board of Directors and its committees and recommend appropriate changes to the Board of Directors.

2. Review the format and frequency of Board of Directors and committee meetings and propose appropriate changes to the Board of Directors.

3. Upon request or as required, review performance, qualification or other related issues concerning Board members.

4. Review, at least bi-annually, the Committee’s governance policies with the Company’s counsel, and review with the Company’s counsel any litigation or governmental proceedings, legal compliance matters, including corporate securities trading policies, and any proposed stockholder resolutions or other actions, in each case relating to the Company’s governance policies, that would have a significant impact on the Company.

5. Review potential conflicts of interest of Directors and Officers of the Company and advise the Board as to whether a Director or Officer has a conflict of interest with respect to any issues and determine whether any of them should abstain from voting or other involvement. In furtherance thereof, the Committee shall take appropriate steps to identify such potential conflicts of interests and to ensure that a majority of the directors voting on an issue are disinterested and independent with respect to such issue.

6. Identify and recommend to the Board qualified candidates (1) to fill vacancies on the Board and any committee of the Board and (2) to serve as director nominees for the next annual meeting of shareholders.

7. Develop and recommend to the Board corporate governance principles applicable to the Company.

8. Counsel the Board on other Board governance matters and undertake such other related responsibilities as the Board or its Chairman may request.

VI.  General Responsibilities and Duties

1. Review and/or reassess the adequacy of this Charter periodically, at least annually, as conditions dictate and submit recommended changes to the full Board of Directors for approval.

2. Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation or Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

3. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel outside advisors and other professionals to assist in conduct of any investigation or any other issue or matter within the scope of the Committee’s responsibilities.

4. The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

METROCALL HOLDINGS, INC.

This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Royce Yudkoff and George Z. Moratis, and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock and all shares of preferred stock of Metrocall Holdings, Inc. that the undersigned is entitled to vote and holds of record on February 27, 2003 at the Annual Meeting of Stockholders of Metrocall Holdings, Inc. to be held at The Sheraton Suites—Alexandria, located at 801 North Saint Asaph Street, Alexandria, Virginia 22314, on May 7, 2003, at 9:00 a.m., local time, and at any adjournments thereof, on all matters coming before the Annual Meeting.

    You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote your shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

    This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted for proposals 1, 2, 3 and 4 and in accordance with the Proxy Committee’s discretion on such other matters that may properly come before the meeting to the extent permitted by law.

    The undersigned acknowledges receipt from Metrocall Holdings, Inc. prior to the execution of this proxy of a Notice of the Annual Meeting of Stockholders and of a Proxy Statement dated April 7, 2003 relating to the meeting.

ELECTION OF DIRECTORS. The nominees to serve as directors for one-year terms are:

01—Eugene I. Davis, 02—Nicholas A. Gallopo, 03—Vincent D. Kelly, 04—David J. Leonard, 05—Brian O’Reilly

☒	PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

1.	Election of Directors (see reverse) ☐ FOR ☐ WITHHELD

For, except vote withheld from the following nominee(s)

I plan to attend the Annual Meeting ☐

(To be signed on reverse side)

— FOLD AND DETACH HERE —

2.	Approval of the Metrocall Holdings, Inc. 2003 Stock Option Plan

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

3.	Amendment of the Certificate of Incorporation

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

4.	Ratification of the appointment by the Board of Directors of Ernst & Young as independent public accountants of Metrocall Holdings, Inc. for the fiscal year ending December 31, 2003

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

5.	In its discretion, the Proxy Committee is to vote such other business as may properly come before the meeting or any adjournments or postponements thereof, to the extent permitted by law

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

Please sign exactly as name appears on this card. If shares are held jointly, each holder may sign but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please give your title as such.

Dated:

, 2003

Signature

Signature if held jointly

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

— FOLD AND DETACH HERE —